UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 5, 2008 (September 4, 2008)

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Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 708-9310
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2008, Introgen Therapeutics, Inc. (“Introgen”) received a Staff Determination Letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that it had not regained compliance with Market Place Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on The Nasdaq Global Market.  Introgen intends to request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”).  The company expects the hearing to take place within four to eight weeks, and the Company’s shares will continue to be listed on The Nasdaq Global Market pending the outcome of the appeal. Alternatively, Introgen may apply to have its listing transferred to the Nasdaq Capital Market, provided that it satisfies the requirements for continued listing on that market at the time of transfer.

Pursuant to the Nasdaq Marketplace Rules, the Panel has discretion to grant an exception not to exceed 180 days from September 4, 2008, the date of receipt of the Staff delisting notification, allowing the Company to implement and adhere to a plan of compliance. There can be no assurance that the Panel will grant the company's request for continued listing on The Nasdaq Global Market.  In the event of an unfavorable determination by the Panel, the Company would alternatively apply to have its common stock transferred to the Nasdaq Capital Market, as long as it satisfies the requirements for continued inclusion set forth in the Marketplace Rules. There can be no assurance that the Company's shares will be approved for listing on the Nasdaq Capital Market.

As announced on August 1, 2008, Introgen received a letter from Nasdaq indicating that it was not in compliance with the minimum $50 million market value of listed securities nor the alternative requirement of a minimum $50 million in total assets and total revenue required for continued listing on The Nasdaq Global Market set forth in Marketplace Rules 4450(b)(1)(A) and 4450(b)(1)(B), respectively.  In accordance with the Nasdaq Marketplace Rule 4450(e)(4), the company was provided a period of 30 calendar days to regain compliance with the Marketplace Rule.

On September 5, 2008, Introgen issued a press release announcing the receipt of the Staff Determination letter, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1      Press Release dated September 5, 2008, announcing receipt of the Staff Determination letter from the Listing Qualifications Department of The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.

		By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date:	September 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 5, 2008, announcing receipt of the Staff Determination letter from the Listing Qualifications Department of The Nasdaq Stock Market